UiPath Reports Fourth Quarter and Full Year Fiscal 2024 Financial Results
Fourth Quarter Highlights
•Record quarterly revenue of $405 million increases 31 percent year-over-year
•ARR of $1.464 billion increases 22 percent year-over-year
•Achieves first quarter of GAAP profitability as a public company
•Cash flow from operations and non-GAAP adjusted free cash flow reach $146 million
NEW YORK, NY – March 13, 2024 – UiPath, Inc. (NYSE: PATH), a leading enterprise automation and AI software company, today announced financial results for its fourth quarter and full year fiscal 2024 ended January 31, 2024.
“We delivered a strong close to the fiscal year with fourth quarter ARR growing 22 percent year-over-year to $1.464 billion, underscoring the meaningful outcomes our Business Automation Platform delivers for our customers,” said Rob Enslin, UiPath Chief Executive Officer. “The combination of UiPath’s AI and automation is the strategic change enabler for our customers that makes any digital transformation easier and faster, while empowering customers to innovate, adapt more quickly, and grow.”
Fourth Quarter Fiscal 2024 Financial Highlights
•Revenue of $405 million increased 31 percent year-over-year.
•ARR of $1.464 billion increased 22 percent year-over-year.
•Net new ARR of $86 million.
•Dollar based net retention rate of 119 percent.
•GAAP gross margin was 87 percent.
•Non-GAAP gross margin was 89 percent.
•GAAP operating income was $15 million.
•Non-GAAP operating income was $111 million.
•Net cash flow from operations was $146 million.
•Non-GAAP adjusted free cash flow was $146 million.
•Cash, cash equivalents, and marketable securities were $1.9 billion as of January 31, 2024.
Full Year Fiscal 2024 Financial Highlights
•Revenue of $1.308 billion increased 24 percent year-over-year.
•Net new ARR of $260 million.
•GAAP gross margin was 85 percent.
•Non-GAAP gross margin was 87 percent.
•GAAP operating loss was $(165) million.
•Non-GAAP operating income was $233 million.
•Net cash flow from operations was $299 million.
•Non-GAAP adjusted free cash flow was $309 million.
“The team executed well in the fourth quarter and I am particularly pleased with our significant year-over-year increase in operating margins, including our first quarter of GAAP profitability as a public company, and record cash flow,” said Ashim Gupta, UiPath Chief Financial Officer. “Looking ahead to fiscal year 2025, this afternoon’s guidance reflects typical seasonal patterns in the business as well as our plans to strategically invest to further expand our market leadership while continuing to drive operating leverage.”
Financial Outlook
For the first quarter fiscal 2025, UiPath expects:
•Revenue in the range of $330 million to $335 million
•ARR in the range of $1.508 billion to $1.513 billion as of April 30, 2024
•Non-GAAP operating income of approximately $55 million

For the fiscal full year 2025, UiPath expects:
•Revenue in the range of $1.555 billion to $1.560 billion
•ARR in the range of $1.725 billion to $1.730 billion as of January 31, 2025
•Non-GAAP operating income of approximately $295 million
Reconciliation of non-GAAP operating income guidance to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP measure; in particular, the effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Recent Business Highlights
•Launched UiPath Autopilot™ for Studio and Autopilot™ for Test Suite into Public Preview: Autopilot™ for Studio delivers enhanced productivity for developers empowering both professional and citizen automation developers to create automations, code, and expressions with natural language. Autopilot™ for Test Suite provides a collection of advanced AI capabilities designed to boost the productivity of testers throughout the entire testing lifecycle, including AI-powered Quality Checks, Test Design, and Test Automation.
•Unveiled Latest UiPath Business Automation Platform Features for Developer Community: Daniel Dines, UiPath Co-Founder and Chief Innovation Officer, and the UiPath team hosted 1,000+ professional developers, GSI partners, COE specialists, government officers, and educators in Bengaluru, India at DevCon 2024. During the conference UiPath delivered a host of new features designed to enable developers to build, test, and accelerate implementation of automations. These include an expanded collection of Generative AI Connectors that leverage industry-leading LLM providers; improved developer capabilities in UiPath Integration Service; and key investments in its Solution Accelerators, a pre-built automation framework designed to help developers implement faster and expedite time-to-value.
•UiPath Partner, FedResults, Awarded a U.S. Department of Defense Enterprise Software Initiative Agreement for UiPath Products and Services: The U.S. Department of Defense (DoD) has awarded an Enterprise Software Initiative (ESI) Purchase Agreement for UiPath products and services to UiPath partner FedResults for up to $95 million. The agreement has a five-year base period and will streamline the acquisition process and reduce cost of delivery of UiPath products and services to the DoD, Intelligence Community, and U.S. Coast Guard. The ESI agreement will enable these federal organizations to significantly accelerate their adoption of UiPath and put AI to work in a safe and secure manner to achieve their mission goals.
•Announced an Expanded Partnership with Google Cloud: The partnership between UiPath and Google Cloud will help customers facilitate their AI-powered automation journey while integrating Google Cloud’s Vertex AI and Google Workspace business collaboration offerings. UiPath, a Premier Level partner of Google Cloud, is now available on Google Cloud Marketplace.
•Introduced Turnkey Automation Offering for Growth Companies in Collaboration with Deloitte: Building on the recent announcement by Deloitte of the creation of a first-of-its-kind co-innovation market collaboration between UiPath and Deloitte, Deloitte’s Smart Finance for Growth Companies leverages automations built by UiPath and customized by Deloitte into value-driven packages tailored for the needs of growth companies. By leveraging this managed service offering, finance teams can quickly establish or scale their automation program to advance their capabilities and improve productivity.
•Announced Availability of New India Data Center: Beginning in April 2024 UiPath Automation Cloud will expand with a new data center in India to offer opportunities for public and private sector customers and partners to strategically position their infrastructure, applications, and data. The India data center meets the growing demand for cloud services, focusing on business continuity and compliance while providing high availability, low latency, improving accessibility, and service speed for customers.

•Named Veteran Technology Executive and AI Expert June Yang to UiPath Board: Yang is a proven strategic and transformational executive who brings extensive experience in AI, Cloud, and related technologies, as well as decades of experience in corporate management and fostering emerging technologies. Most recently, she was Vice President, Cloud AI and Industry Solutions at Google Cloud.
Conference Call and Webcast
UiPath will host a conference call today, Wednesday, March 13, 2024, at 5:00 p.m. Eastern Time, to discuss the Company's fourth quarter and full year fiscal 2024 financial results and its guidance for the first quarter and full year fiscal 2025. To access this call, dial 1-201-689-8057 (domestic) or 1-877-407-8309 (international). The passcode is 13744344. A live webcast of this conference call will be available on the "Investor Relations" page of UiPath’s website (https://ir.uipath.com), and a replay will also be archived on the website for one year.
About UiPath
UiPath (NYSE: PATH) is on a mission to uplevel knowledge work so more people can work more creatively, collaboratively, and strategically. The AI-powered UiPath Business Automation Platform combines the leading robotic process automation (RPA) solution with a full suite of capabilities to understand, automate, and operate end-to-end processes, offering unprecedented time-to-value. For organizations that need to evolve to survive and thrive through increasingly changing times, UiPath is The Foundation of Innovation™. For more information, visit www.uipath.com.
Forward Looking Statements
Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “possible,” “projects,” “outlook,” “seeks,” “should,” “will,” and variations of such words or similar expressions, including the negatives of these words or similar expressions.
We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are making this statement for purposes of complying with those safe harbor provisions.
These forward-looking statements include, but are not limited to, statements regarding our guidance for the first fiscal quarter 2025 and the full fiscal year 2025, our strategic plans, objectives, and roadmap, the estimated addressable market opportunity for our platform and statements regarding the growth of the enterprise automation market, the success of our platform and new releases including the incorporation of AI, the success of our collaborations with third parties, our customers’ behaviors and potential automation spend, and details of UiPath’s stock repurchase program. Accordingly, actual results could differ materially from those expectations expressed in the forward-looking statements or such uncertainties could cause adverse effects on our results. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: the market, political, economic, and business conditions, including turmoil and macro-economic effects caused by geopolitical tensions and conflict, increasing inflationary cost trends and foreign exchange volatility; our recent rapid growth, which may not be indicative of our future growth; our limited operating history; our ability to successfully manage our growth and achieve or maintain profitability; our ability to grow our platform and release new functionality in a timely manner; our ability and the ability of our platform and products to satisfy and adapt to customer demands, including our ability to continue to successfully develop, integrate and compete against competitors and new market entrants with artificial intelligence tools and capabilities; our dependency on our existing customers to renew their licenses and purchase additional licenses and products from us and our channel partners; our ability to attract and retain customers; the competitive markets in which we participate; our ability to maintain and expand our distribution channels; our ability to attract, retain, and motivate our management and key employees, integrate new team members, and manage management transitions, including our transition from a co-

CEO structure to a single CEO; our reliance on third-party providers of cloud-based infrastructure; the potential effects that regional or global pandemics could have on our or our customers’ businesses, financial conditions, and future operating results; our ability or perceived inability to achieve our environmental, social and governance (ESG) goals; and the price volatility of our Class A common stock.
Further information on risks that could cause actual results to differ materially from our guidance can be found in our Annual Report on Form 10-K for the annual period ended January 31, 2024 to be filed with the SEC, in our Quarterly Reports on Form 10-Q filed with the SEC, and other filings and reports that we have filed and may file from time to time with the SEC. Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements.
Key Performance Metric
Annualized Renewal Run-rate (ARR) is a key performance metric we use in managing our business because it illustrates our ability to acquire new subscription customers and to maintain and expand our relationships with existing subscription customers. We define ARR as annualized invoiced amounts per solution SKU from subscription licenses and maintenance and support obligations assuming no increases or reductions in customers’ subscriptions. ARR does not include the costs we may incur to obtain such subscription licenses or provide such maintenance and support, and does not reflect any actual or anticipated reductions in invoiced value due to contract non-renewals or service cancellations other than for certain reserves, for example those for credit losses or disputed amounts. ARR does not include invoiced amounts associated with perpetual licenses or professional services. ARR is not a forecast of future revenue, which can be impacted by contract start and end dates and duration. ARR should be viewed independently of revenue and deferred revenue as ARR is an operating metric and is not intended to replace these items.
Dollar-based net retention rate represents the rate of net expansion of our ARR from existing customers over the preceding 12 months. We calculate dollar-based net retention rate as of a period end by starting with ARR from the cohort of all customers as of 12 months prior to such period end (Prior Period ARR). We then calculate the ARR from these same customers as of the current period end (Current Period ARR). Current Period ARR includes any expansion and is net of any contraction or attrition over the preceding 12 months but does not include ARR from new customers in the current period. We then divide total Current Period ARR by total Prior Period ARR to arrive at dollar-based net retention rate. Dollar-based net retention rate may fluctuate based on the customers that qualify to be included in the cohort used for calculation and may not reflect our actual performance.
Investors should not place undue reliance on ARR or dollar-based net retention rate as an indicator of future or expected results. Our presentation of these metrics may differ from similarly titled metrics presented by other companies and therefore comparability may be limited.
Non-GAAP Financial Measures
Non-GAAP financial measures are financial measures that are derived from the consolidated financial statements, but that are not presented in accordance with generally accepted accounting principles in the United States (GAAP). This earnings press release includes financial measures defined as non-GAAP financial measures by the SEC, including non-GAAP cost of licenses, non-GAAP cost of subscription services, non-GAAP cost of professional services and other, non-GAAP gross profit and margin, non-GAAP sales and marketing expenses, non-GAAP research and development expenses, non-GAAP general and administrative expenses, non-GAAP operating income and margin, and non-GAAP net income and non-GAAP net income per share. These non-GAAP financial measures exclude:
•stock-based compensation expense;
•amortization of acquired intangibles;
•employer payroll tax expense related to employee equity transactions;
•restructuring costs;
•charitable donation of Class A common stock; and
•in the case of non-GAAP net income, estimated tax adjustments associated with the add-back items, as applicable.

Additionally, this earnings release presents non-GAAP adjusted free cash flow, which is calculated by adjusting GAAP operating cash flows for the impact of purchases of property and equipment, cash paid for employer payroll taxes related to employee equity transactions, net payments/receipts of employee tax withholdings on stock option exercises, and cash paid for restructuring costs.
UiPath uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, by excluding the effects of special items that do not reflect the ordinary earnings of our operations, and as a supplement to GAAP measures. UiPath believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in UiPath’s industry, many of which present similar non-GAAP financial measures to investors. Investors should consider these non-GAAP financial measures in addition to, and not as a substitute for, our financial performance measures prepared in accordance with GAAP. Further, our non-GAAP information may be different from the non-GAAP information provided by other companies. The information below provides a reconciliation of non-GAAP financial measures used in this earnings press release to the most directly comparable GAAP financial measures. We encourage investors to consider our GAAP results alongside our supplemental non-GAAP measures, and to review the reconciliation between GAAP results and non-GAAP measures that is included at the end of this earnings press release. This earnings press release and any future releases containing such non-GAAP reconciliations can also be found on the Investor Relations page of UiPath’s website at https://ir.uipath.com.

UiPath, Inc.
Condensed Consolidated Statements of Operations
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
Revenue:
Licenses	$219,985	$158,961	$621,392	$497,836
Subscription services	176,038	138,514	649,918	508,823
Professional services and other	9,230	11,074	36,762	51,922
Total revenue	405,253	308,549	1,308,072	1,058,581
Cost of revenue:
Licenses	2,133	2,506	10,469	10,421
Subscription services	33,420	23,417	111,922	87,366
Professional services and other	17,797	21,768	73,533	82,264
Total cost of revenue	53,350	47,691	195,924	180,051
Gross profit	351,903	260,858	1,112,148	878,530
Operating expenses:
Sales and marketing	191,717	173,760	713,130	701,558
Research and development	85,639	81,870	332,101	285,750
General and administrative	59,452	50,375	231,637	239,505
Total operating expenses	336,808	306,005	1,276,868	1,226,813
Operating income (loss)	15,095	(45,147)	(164,720)	(348,283)
Interest income	15,217	12,898	57,130	27,955
Other income, net	6,284	5,290	31,775	2,767
Income (loss) before income taxes	36,596	(26,959)	(75,815)	(317,561)
Provision for income taxes	2,680	730	14,068	10,791
Net income (loss)	$33,916	$(27,689)	$(89,883)	$(328,352)
Net income (loss) per share attributable to common stockholders, basic	$0.06	$(0.05)	$(0.16)	$(0.60)
Net income (loss) per share attributable to common stockholders, diluted	$0.06	$(0.05)	$(0.16)	$(0.60)
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	567,428	553,766	563,855	548,022
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	583,191	553,766	563,855	548,022

UiPath, Inc.
Condensed Consolidated Balance Sheets
in thousands
(unaudited)

	As of
	January 31, 2024	January 31, 2023
Assets
Current assets
Cash and cash equivalents	$1,061,678	$1,402,119
Restricted cash	438	—
Marketable securities	818,145	354,774
Accounts receivable, net of allowance for credit losses of $1,119 and $2,698, respectively	436,296	374,217
Contract assets	84,197	69,260
Deferred contract acquisition costs	74,678	49,887
Prepaid expenses and other current assets	104,980	94,150
Total current assets	2,580,412	2,344,407
Marketable securities, non-current	—	2,942
Contract assets, non-current	6,214	6,523
Deferred contract acquisition costs, non-current	154,317	137,616
Property and equipment, net	23,982	29,045
Operating lease right-of-use assets	56,072	52,052
Intangible assets, net	14,704	23,010
Goodwill	89,026	88,010
Deferred tax assets	4,678	5,895
Other assets, non-current	25,353	45,706
Total assets	$2,954,758	$2,735,206

Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,447	$8,891
Accrued expenses and other current liabilities	83,997	76,645
Accrued compensation and employee benefits	137,442	142,582
Deferred revenue	486,805	398,334
Total current liabilities	711,691	626,452
Deferred revenue, non-current	161,027	121,697
Operating lease liabilities, non-current	58,713	56,442
Other liabilities, non-current	7,213	10,457
Total liabilities	938,644	815,048
Commitments and contingencies
Stockholders' equity
Class A common stock	5	5
Class B common stock	1	1
Treasury stock	(102,615)	—
Additional paid-in capital	4,024,079	3,736,838
Accumulated other comprehensive income	8,825	7,612
Accumulated deficit	(1,914,181)	(1,824,298)
Total stockholders’ equity	2,016,114	1,920,158
Total liabilities and stockholders’ equity	$2,954,758	$2,735,206

UiPath, Inc.
Condensed Consolidated Statements of Cash Flows
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2024	2023
Cash flows from operating activities
Net loss	$(89,883)	$(328,352)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	22,597	18,723
Amortization of deferred contract acquisition costs	75,471	59,826
Net amortization on marketable securities	(28,246)	(1,782)
Stock-based compensation expense	371,955	369,840
Charitable donation of Class A common stock	4,215	5,499
Non-cash operating lease expense	13,047	11,675
Abandonment and impairment charges	—	2,881
Provision for deferred income taxes	554	861
Other non-cash credits, net	(3,700)	(2,465)
Changes in operating assets and liabilities:
Accounts receivable	(64,217)	(123,783)
Contract assets	(14,694)	(185)
Deferred contract acquisition costs	(118,833)	(118,909)
Prepaid expenses and other assets	4,222	(59,810)
Accounts payable	(5,052)	(1,571)
Accrued expenses and other liabilities	11,804	(14,954)
Accrued compensation and employee benefits	(4,039)	15,086
Operating lease liabilities, net	(13,590)	(3,307)
Deferred revenue	137,471	160,746
Net cash provided by (used in) operating activities	299,082	(9,981)
Cash flows from investing activities
Purchases of marketable securities	(1,485,965)	(388,409)
Maturities of marketable securities	1,050,984	151,426
Purchases of property and equipment	(7,342)	(23,815)
Payments related to business acquisition, net of cash acquired	—	(29,542)
Other investing, net	2,754	1,197
Net cash used in investing activities	(439,569)	(289,143)
Cash flows from financing activities
Repurchases of Class A common stock	(102,615)	—
Proceeds from exercise of stock options	6,740	8,388
Payments of tax withholdings on net settlement of equity awards	(112,067)	(73,095)
Net payments of tax withholdings on sell-to-cover equity award transactions	(645)	(9,480)
Proceeds from employee stock purchase plan contributions	17,555	15,011
Payment of deferred consideration related to business acquisition	(5,863)	—
Repurchase of unvested early exercised stock options	—	(1,493)
Net cash used in financing activities	(196,895)	(60,669)
Effect of exchange rate changes	(2,621)	(6,811)
Net decrease in cash, cash equivalents, and restricted cash	(340,003)	(366,604)
Cash, cash equivalents, and restricted cash - beginning of period	1,402,119	1,768,723
Cash, cash equivalents, and restricted cash - end of period	$1,062,116	$1,402,119

UiPath, Inc.
Reconciliation of GAAP Cost of Revenue, Gross Profit and Margin to Non-GAAP Cost of Revenue, Gross Profit and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
GAAP cost of licenses	$2,133	$2,506	$10,469	$10,421
Less: Amortization of acquired intangible assets	848	819	3,371	2,754
Non-GAAP cost of licenses	$1,285	$1,687	$7,098	$7,667

GAAP cost of subscription services	$33,420	$23,417	$111,922	$87,366
Less: Stock-based compensation expense	3,972	2,993	14,750	11,894
Less: Amortization of acquired intangible assets	592	581	2,359	1,811
Less: Employer payroll tax expense related to employee equity transactions	201	92	434	272
Less: Restructuring costs	—	45	114	182
Non-GAAP cost of subscription services	$28,655	$19,706	$94,265	$73,207

GAAP cost of professional services and other	$17,797	$21,768	$73,533	$82,264
Less: Stock-based compensation expense	2,412	2,896	10,958	11,855
Less: Employer payroll tax expense related to employee equity transactions	146	96	327	263
Less: Restructuring costs	—	390	—	710
Non-GAAP cost of professional services and other	$15,239	$18,386	$62,248	$69,436

GAAP gross profit	$351,903	$260,858	$1,112,148	$878,530
GAAP gross margin	87%	85%	85%	83%
Plus: Stock-based compensation expense	6,384	5,889	25,708	23,749
Plus: Amortization of acquired intangible assets	1,440	1,400	5,730	4,565
Plus: Employer payroll tax expense related to employee equity transactions	347	188	761	535
Plus: Restructuring costs	—	435	114	892
Non-GAAP gross profit	$360,074	$268,770	$1,144,461	$908,271
Non-GAAP gross margin	89%	87%	87%	86%

UiPath, Inc.
Reconciliation of GAAP Operating Expenses, Income (Loss), and Margin to Non-GAAP Operating Expenses, Income and Margin
in thousands, except percentages
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
GAAP sales and marketing	$191,717	$173,760	$713,130	$701,558
Less: Stock-based compensation expense	34,973	37,512	144,863	154,922
Less: Amortization of acquired intangible assets	679	667	2,706	2,153
Less: Employer payroll tax expense related to employee equity transactions	1,826	1,560	4,176	4,605
Less: Restructuring costs	(5)	8,248	1,376	19,491
Non-GAAP sales and marketing	$154,244	$125,773	$560,009	$520,387

GAAP research and development	$85,639	$81,870	$332,101	$285,750
Less: Stock-based compensation expense	29,517	28,987	117,965	102,546
Less: Employer payroll tax expense related to employee equity transactions	1,455	721	3,027	1,692
Less: Restructuring costs	—	451	387	494
Non-GAAP research and development	$54,667	$51,711	$210,722	$181,018

GAAP general and administrative	$59,452	$50,375	$231,637	$239,505
Less: Stock-based compensation expense	18,056	26,655	83,419	88,623
Less: Amortization of acquired intangible assets	41	42	164	178
Less: Employer payroll tax expense related to employee equity transactions	715	444	1,924	930
Less: Restructuring costs	—	1,187	749	2,569
Less: Charitable donation of Class A common stock	—	—	4,215	5,499
Non-GAAP general and administrative	$40,640	$22,047	$141,166	$141,706

GAAP operating income (loss)	$15,095	$(45,147)	$(164,720)	$(348,283)
GAAP operating margin	4%	(15)%	(13)%	(33)%
Plus: Stock-based compensation expense	88,930	99,043	371,955	369,840
Plus: Amortization of acquired intangible assets	2,160	2,109	8,600	6,896
Plus: Employer payroll tax expense related to employee equity transactions	4,343	2,913	9,888	7,762
Plus: Restructuring costs	(5)	10,321	2,626	23,446
Plus: Charitable donation of Class A common stock	—	—	4,215	5,499
Non-GAAP operating income	$110,523	$69,239	$232,564	$65,160
Non-GAAP operating margin	27%	22%	18%	6%

UiPath, Inc.
Reconciliation of GAAP Net Income (Loss) and GAAP Net Income (Loss) Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
in thousands, except per share data
(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2024	2023	2024	2023
GAAP net income (loss) attributable to common stockholders	$33,916	$(27,689)	$(89,883)	$(328,352)
Plus: Stock-based compensation expense	88,930	99,043	371,955	369,840
Plus: Amortization of acquired intangible assets	2,160	2,109	8,600	6,896
Plus: Employer payroll tax expense related to employee equity transactions	4,343	2,913	9,888	7,762
Plus: Restructuring costs	(5)	10,321	2,626	23,446
Plus: Charitable donation of Class A common stock	—	—	4,215	5,499
Tax adjustments to add-backs	(830)	(3,999)	2,979	(4,608)
Non-GAAP net income	$128,514	$82,698	$310,380	$80,483

GAAP net income (loss) per share, basic	$0.06	$(0.05)	$(0.16)	$(0.60)
GAAP net income (loss) per share, diluted	$0.06	$(0.05)	$(0.16)	$(0.60)
GAAP weighted average common shares outstanding, basic	567,428	553,766	563,855	548,022
GAAP weighted average common shares outstanding, diluted	583,191	553,766	563,855	548,022
Non-GAAP weighted average common shares outstanding, basic	567,428	553,766	563,855	548,022
Plus: Dilutive potential common shares from outstanding equity awards	15,763	9,066	12,633	12,483
Non-GAAP weighted average common shares outstanding, diluted	583,191	562,832	576,488	560,505
Non-GAAP net income per share, basic	$0.23	$0.15	$0.55	$0.15
Non-GAAP net income per share, diluted	$0.22	$0.15	$0.54	$0.14

UiPath, Inc.
Reconciliation of GAAP Operating Cash Flow to Non-GAAP Adjusted Free Cash Flow
in thousands
(unaudited)

	Twelve Months Ended January 31,
	2024	2023
GAAP net cash provided by (used in) operating activities	$299,082	$(9,981)
Purchases of property and equipment	(7,342)	(23,815)
Cash paid for employer payroll taxes related to employee equity transactions	10,483	9,112
Net payments of employee tax withholdings on stock option exercises	980	5,394
Cash paid for restructuring costs	6,180	19,339
Non-GAAP adjusted free cash flow	$309,383	$49

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